                                  EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP





INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Mail-Well, Inc. on Form S-8 of our reports dated January 26, 1998 (February 11, 1998 as to the second and third paragraphs of Note 12) appearing in the Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1997 and of our report dated July 10, 1998 appearing in Amendment No. 1 to Current Report on Form 8-K/A of Mail-Well, Inc. dated May 30, 1998.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
August 13, 1998